Exhibit 99.1
MIVA, Inc.	Press Release

MIVA Contact Lowell Robinson, CFO & COO Lowell.Robinson@miva.com (239) 561-7229

MIVA Announces Fourth Quarter and Full Year 2007 Results

FORT MYERS, FL. — March 13, 2008 — MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the fourth quarter and full year ended December 31, 2007.

Fourth Quarter 2007 Results from Continuing Operations:

•                  Revenue of $34.6 million in Q4 2007, compared to revenue of $36.4 million in Q3 2007;

•                  Gross margins of 52.3% in Q4 2007, compared to 52.8% in Q3 2007;

•                  EBITDA loss of $8.9 million in Q4 2007, compared to an EBITDA loss of $1.7 million in Q3 2007. Q4 2007 EBITDA loss included $4.7 million non-cash tangible and intangible asset impairment charges related to our Media U.S. business, $1.3 million related to a portion of the Lane’s Gifts litigation settlement, $0.2 million in non-cash compensation, and $(0.2) million in recapture of restructuring expenses.  Q3 2007 EBITDA included a $1.4 million in non-cash tangible and intangible asset impairment charges related to our Media E.U. business;

•                  Adjusted EBITDA loss of $2.9 million in Q4 2007, compared to adjusted positive EBITDA of $0.8 million in Q3 2007; and

•                  GAAP net loss from continuing operations of $11.5 million or $(0.36) per basic share in Q4 2007, compared to a GAAP net loss from continuing operations of $3.7 million or $(0.11) per basic share in Q3 2007.

“2007 was another critical year in our turnaround efforts. We continued to redefine our strategy and undertook several course-correcting steps towards growing our MIVA Direct and primary owned traffic business and rationalizing our expense structure.  Our Q4 2007 revenue of $34.6 million was below Q3 2007 due to the performance of our MIVA Media businesses.  MIVA Direct contributed 36.7% of total revenue in Q4 2007, or $12.7 million, up 21.1% over Q4 2006.  We are very pleased with the progress of MIVA Direct, which is a central component of our strategy for transitioning into more of an online consumer-oriented direct marketer by increasing our overall mix of MIVA-owned primary traffic,” said Peter Corrao, Chief Executive Officer of MIVA.

“We believe our fourth quarter 2007 results underscore the rationale for our strategy to build MIVA-owned consumer media. We are making progress against this strategy, as evidenced by our recently launched ALOT brand and our myALOT start page initiative.  We believe the new ALOT properties provide a more valuable user experience, they are easy to use, incorporate premium content, and the ALOT toolbar is certified as part of the TRUSTe Trusted Download Program(1).  The early ALOT metrics are encouraging and we expect to ramp the distribution of ALOT toolbars off our now more profitable toolbar base.”

(1) The version of the ALOT toolbar that is TRUSTe certified is 1.03. TRUSTe’s TDP whitelist can be found at: http://www.truste.org/pvr.php?page=td_licensees

Fourth Quarter Results From Continuing Operations

Revenue was $34.6 million in Q4 2007, compared to revenue of $36.4 million in Q3 2007. MIVA Direct contributed 36.7% of total revenue in Q4 2007, compared to 33.6% in Q3 2007.  MIVA Direct’s revenue increased by approximately $0.5 million sequentially from Q3 2007 to Q4 2007 and MIVA Direct’s ad spend increased by approximately $0.5 million over the same period.

Gross margins were 52.3% in Q4 2007, compared to 52.8% in Q3 2007. Gross margins decreased in Q4 2007, primarily due to slightly higher revenue shares (TAC) in the MIVA Media business.

Total operating expenses were approximately $29.1 million in Q4 2007, and included expenses of $4.7 million in non-cash tangible and intangible asset impairment charges related to our Media U.S. business and $1.3 million related to a portion of the Lane’s Gifts litigation settlement.  In comparison, total operating expenses in Q3 2007 were approximately $23.3 million and included $1.4 million of non-cash tangible and intangible asset impairment charge related to our Media E.U. business.  Adjusting for these one-time expenses our operating expenses were approximately $23.1 million compared to the adjusted Q3 2007 operating expenses of $21.9 million.

Q4 2007 operating expenses included a net $0.2 million in non-cash compensation expense compared to Q3 2007 non-cash compensation expense of $1.0 million.

EBITDA was a loss of $8.9 million in Q4 2007, compared to an EBITDA loss of $1.7 million in Q3 2007. Q4 2007 EBITDA included $4.7 million non-cash impairment charge related to our MIVA Media US assets and $1.3 million related to a portion of the Lane’s Gifts litigation settlement.  Q3 2007 EBITDA included $1.4 million non-cash impairment charge related to our MIVA Media EU assets.

Adjusted EBITDA loss was $2.9 million in Q4 2007, compared to positive Adjusted EBITDA of $0.8 million in Q3 2007. Q4 2007 Adjusted EBITDA loss excluded the $4.7 million non-cash impairment charge, $1.3 million in settlement charges for a portion of the Lane’s Gifts litigation settlement, and $0.2 million in net non-cash compensation expense. Q3 2007 Adjusted EBITDA excluded the $1.4 million non-cash impairment charge and $1.0 million in non-cash compensation expense.

GAAP net loss from continuing operations was $11.5 million or $(0.36) per basic share in Q4 2007. This compares to GAAP net loss from continuing operations of $3.7 million, or $(0.11) per basic share in Q3 2007.

Adjusted net loss was $4.1 million or $0.13 per basic share in Q4 2007, compared to adjusted net income of $0.0 million or $0.00 per diluted share in Q3 2007. Q4 2007 Adjusted net loss excluded the $4.7 million non-cash impairment charge, $1.3 million related to a portion of the Lane’s Gifts litigation settlement, $1.2 million in amortization, and $0.2 million in net non-cash compensation expense. Q3 2007 Adjusted net loss excluded the $1.4 million non-cash impairment charge, $1.2 million in amortization and $1.0 million non-cash compensation expense.

Cash and cash equivalents were $29.9 million at December 31, 2007, an increase of $5.1 million from September 30, 2007 cash of $24.8 million.  The timing of incoming customer payments and outgoing affiliate payments were the primary reasons for the increase in cash from Q3 2007.

As of December 31, 2007, the Company had an active base of 230 full time employees, consistent with the 229 full time employees as of September 30, 2007, and down from the 401 full-time employees as of December 31, 2006. This decrease from December 2006 is due primarily to the Company’s Q1 2007 restructuring plan and the Q2 2007 Perot outsourcing plan.

Fourth Quarter Metrics by Business

	Revenue (Mil.)		Paid clicks (Mil.)		Gross Margin		TAC (Net)
Business	Q4’07	Q3’07	Q4’07	Q3’07	Q4’07	Q3’07	Q4’07	Q3’07
Direct(1)	$12.7	$12.2	—	—	95%	93%	—	—
Media U.S.	$12.4	$13.0	336	272	29%	31%	63%	60%
Media E.U.	$9.5	$11.2	77	80	27%	34%	66%	58%
Consolidated	$34.6	$36.4	413	352	52%	53%	64%	59%

(1)MIVA Direct’s gross margin excludes advertising spend of $7.5 million in Q4 2007 and $7.0 million in Q3 2007, which is included in consolidated operating expenses within the marketing, sales, and service category. The total paid clicks metric does not reflect clicks generated through MIVA Direct, including our toolbars.

Full Year 2007 Results from Continuing Operations:

Revenue was $152.9 million in FY 2007, compared to revenue of $170.8 million in FY 2006. The decrease in revenue was due primarily to the decline in our MIVA Media businesses, partially offset by increased revenue at MIVA Direct. MIVA Direct revenue increased from $38.3 million in 2006 to $51.9 million in 2007, while MIVA Media revenue declined from $132.5 million in 2006 to $101.0 million in 2007.

Gross margins were 52.4% in FY 2007, compared to 47.9% in FY 2006.

Operating expenses were $117.1 million in FY 2007, compared to $169.5 million in FY 2006.  In 2007 total operating expenses included $20.1 million in non-cash goodwill and tangible and intangible asset impairment charges related to our MIVA Media division, and $1.3 million related to a portion of the Lane’s Gifts litigation settlement.  In 2006 total operating expenses included $63.7 million related to non-cash goodwill and tangible and intangible asset impairment charges related to our MIVA Media division.

Excluding the $20.1 million non-cash impairment charge and $1.3 million related to a portion of the Lane’s Gifts litigation settlement in FY 2007 and the $63.7 million non-cash impairment charge in FY 2006, operating expenses were $95.7 million in FY 2007 and $105.8 million in FY 2006. The $10.1 million decrease is due primarily to the effects of the restructuring initiatives conducted during the year to align the revenue and cost structures of the business.

EBITDA was a loss of $27.5 million in FY 2007, compared to a loss of $75.3 million in FY 2006.

Adjusted EBITDA was positive $0.5 million in FY 2007, compared to Adjusted EBITDA loss of $6.0 million in FY 2006. FY 2007 adjustments were the $20.1 million non-cash impairment charge, the $3.8 million non-cash compensation expense, $2.8 million in restructuring expenses, and $1.3 million related to a portion of the Lane’s Gifts litigation settlement.  FY 2006 adjustments were the $63.7 million non-cash impairment charge, the $7.3 million in non-cash compensation expense, $0.9 million gain on lease termination, and $0.8 million related to European business tax reimbursements.

GAAP net loss from continuing operations was $36.8 million, or $(1.15) per diluted share in FY 2007, compared to GAAP net loss of $85.0 million, or $(2.71) per diluted share in FY 2006.

Adjusted net loss was $6.7 million or $(0.21) per diluted share in FY 2007, compared to an Adjusted net loss of $12.7 million or $(0.40) per diluted share in FY 2006.  FY 2007 adjustments were $20.1 million in non-cash impairment charges, $4.8 million in amortization, $3.8 million in non-cash compensation expense, and $1.3 million related to a portion of the Lane’s Gifts litigation settlement.  FY 2006 adjustments were $63.7 million non-cash impairment charge, $7.0 million in amortization, $7.3 million in non-cash compensation expense, $0.8 million related to European business tax reimbursements, and $0.9 million gain on lease termination.

Business Outlook

The Company is forecasting 2008 revenue in a range between $145 million to $155 million and EBITDA at break-even.  We anticipate revenue to be stronger in the second half of 2008 compared to the First half of 2008.  We expect EBITDA losses for the first half of 2008 and positive EBITDA in the second half of 2008.  The Company is forecasting MIVA Direct’s 2008 revenue to be well above 2007 results; our EU Media revenue to be below 2007 results; and our Media US business slightly below 2007 results.

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on March 13, 2008, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Lowell Robinson of MIVA, Inc. at lowell.robinson@miva.com

MIVA believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures. In Q4 2006 and Q1 2007, MIVA calculated Adjusted EBITDA and Adjusted net income/loss without adding non-cash compensation expense to the calculation. Beginning in Q2 2007, MIVA calculates Adjusted EBITDA and Adjusted net income/loss by adding non-cash compensation to the calculation. MIVA defines Adjusted net income/loss per share as the Adjusted net income/loss, as previously described, divided by the average basic, or fully-diluted number of outstanding shares of MIVA common stock over the reported period.

About MIVA®, Inc.

MIVA, Inc. (NASDAQ:MIVA) is a global digital media company with a mission to deliver valuable digital audiences to advertisers. MIVA has two focuses to its business: owning and operating a growing portfolio of consumer destination sites and category specific toolbars, through its MIVA Direct division; and running a third-party contextual Pay-Per-Click ad network focused on key vertical sectors, through its MIVA Media ad network division. MIVA, Inc. operates across North America and Europe.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Words or expressions such as “plan,” “intend,” “believe,” “expect” or “forecast’’ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the risks associated with the fact that we have in the past had and may in the future have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill and other intangible, and tangible asset impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007 to be filed with the SEC.  MIVA undertakes no obligation to update the information contained herein.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three months and year ended December 31, 2007 included in this press release is set forth below.

®Registered trademark of MIVA, Inc.

All other marks properties of their respective companies.

MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended Dec 31, 2007	Three Months Ended Dec 31, 2006	Twelve Months Ended Dec 31, 2007	Twelve Months Ended Dec 31, 2006

Revenues	$34,639	$43,067	$152,870	$170,798
Cost of services	16,516	23,212	72,758	89,025

Gross profit	18,123	19,855	80,112	81,773

Operating expenses
Marketing, sales, and services	11,520	12,279	48,490	48,761
General and administrative	9,403	10,500	33,584	41,540
Product development	1,224	2,323	5,914	8,548
Amortization	1,171	1,478	4,828	6,984
Impairment loss	4,684	—	20,134	63,680
Litigation settlement	1,312	—	1,312	—
Restructuring charges	(219)	2,819

Total operating expenses	29,095	26,580	117,081	169,513

Loss from operations	(10,972)	(6,725)	(36,969)	(87,740)
Interest income, net	200	250	581	823
Exchange rate gain (loss)	(362)	77	151	151

Loss before provision for income taxes	(11,134)	(6,398)	(36,237)	(86,766)

Income tax expense (benefit)	324	(451)	557	(1,790)

Net loss from continuing operations	$(11,458)	$(5,947)	$(36,794)	$(84,976)

Income (loss) from discontinued operations	(2)	$(291)	$259	$(2,650)

Net Loss	$(11,460)	$(6,238)	$(36,535)	$(87,626)

Basic Earnings (loss) per share
Continuing operations	$(0.36)	$(0.20)	$(1.15)	$(2.71)
Discontinued operations	$(0.00)	$(0.01)	$0.01	$(0.08)

Diluted Earnings (loss) per share
Continuing operations	$(0.36)	$(0.20)	$(1.15)	$(2.71)
Discontinued operations	$(0.00)	$(0.01)	$0.01	$(0.08)

Weighted-average number of common shares outstanding
Basic	32,238	31,934	31,935	31,433
Diluted	32,238	31,934	31,935	31,433

	Three Months Ended December 31, 2007	Three Months Ended September 30, 2007	Three Months Ended June 30, 2007	Three Months Ended March 31, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$34,639	$36,370	$39,174	$42,687
Cost of services	16,516	17,150	18,774	20,318

Gross profit	$18,123	$19,220	$20,400	$22,369

Operating expenses
Marketing, sales, and service	11,520	11,300	13,028	12,642
General and administrative	9,403	7,937	7,218	9,025
Product development	1,224	1,396	1,570	1,725
Amortization	1,171	1,196	1,227	1,234
Impairment loss	4,684	1,444	14,006	—
Litigation settlement	1,312	—	—	—
Restructuring charges	(219)	—	22	3,016

Total operating expenses	$29,095	$23,273	$37,071	$27,642

Loss from operations	(10,972)	(4,053)	(16,671)	(5,273)
Interest income, net	200	170	53	158
Exchange rate gain (loss)	(362)	265	195	53

Loss before provision for income taxes	$(11,134)	$(3,618)	$(16,423)	$(5,062)

Income tax expense (benefit)	324	85	(36)	184

Net loss from continuing operations	$(11,458)	$(3,703)	$(16,387)	$(5,246)

Income (loss) from discontinued operations	(2)	387	(50)	(76)

Net Loss	(11,460)	(3,316)	(16,437)	(5,322)

Basic Earnings (loss) per share
Continuing operations	$(0.36)	$(0.11)	$(0.52)	$(0.17
Discontinued operations	$0.01	$0.01	$(0.00)	$0.01

Diluted Earnings (loss) per share
Continuing operations	$(0.36)	$(0.11)	$(0.52)	$(0.17)
Discontinued operations	$0.01	$0.01	$(0.00)	$(0.00)

Weighted-average number of common shares outstanding
Basic	32,238	32,219	31,765	31,526
Diluted	32,238	32,219	31,765	31,526

MIVA, Inc.

Reconciliations to Consolidated Statements of Operations

(in thousands, except per share data)

Additional information:	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted EBITDA	$(2,884)	$(2,505)	$518	$(5,998)

Adjusted net loss	$(4,272)	$(2,214)	$(3,893)	$(12,692)

Adjusted net loss per share	$(0.13)	$(0.07)	$(0.12)	$(0.40)

	Three Months Ended December 31, 2007	Three Months Ended September 30, 2007	Three Months Ended June 30, 2007	Three Months Ended March 31, 2007
Additional information:	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Adjusted EBITDA	$(2,884)	$753	$1,007	$1,642

Adjusted net income (loss)	$(4,272)	$(41)	$55	$365

Adjusted net income (loss) per share	$(0.13)	$(0.00)	$0.00	$0.01

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Reconciliation of Net Loss to Adjusted EBITDA	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss from continuing operations	$(11,458)	$(5,947)	$(36,794)	$(84,976)
Interest income, net and exchange rate gain/(loss)	162	(327)	(732)	(974)
Taxes	324	(451)	557	(1,790)
Depreciation	902	1,397	4,586	5,471
Amortization	1,171	1,478	4,828	6,984

EBITDA	(8,899)	(3,850)	(27,555)	(75,285)

Impairment loss	4,684	—	20,134	63,680
Non-cash compensation charge	238	1,345	3,808	7,301
Lane’s Gift litigation	1,312	—	1,312	—
Restructuring charges	(219)	—	2,819	—
Gain on lease termination	—	—	—	(910)
Non-cash European business tax reimbursements	—	—	—	(784)

Adjusted EBITDA	$(2,884)	$(2,505)	$518	$(5,998)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net loss from continuing operations	$(11,458)	$(3,703)	$(16,387)	$(5,246)
Interest income, net and exchange rate gain	162	(435)	(248)	(211)
Taxes	324	85	(36)	184
Depreciation	902	1,144	1,236	1,304
Amortization	1,171	1,196	1,227	1,234

EBITDA	(8,899)	(1,713)	(14,208)	(2,735)

Impairment loss	4,684	1,444	14,006	—
Non-cash compensation charge	238	1,022	1,187	1,361
Lane’s Gift litigation	1,312	—	—	—
Restructuring charges	(219)	—	22	3,016

Adjusted EBITDA	$(2,884)	$753	$1,007	$1,642

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted Net Loss
Net loss from continuing operations	$(11,458)	$(5,947)	$(36,794)	$(84,976)
Impairment loss on goodwill and other intangible assets	4,684	—	20,134	63,680
Amortization	1,171	1,478	4,828	6,984
Non cash compensation charges	238	1,345	3,808	7,301
Lane’s Gift litigation	1,312	—	1,312	—
Gain on lease termination	—	—	—	(910)
Non-cash European business tax reimbursements	—	—	—	(784)
Tax expense related to utilization of NOL’s of acquired entities	—	910	—	910
Tax effect of above adjustments	—	—	—	(4,897)
Restructuring charges	(219)	—	2,819	—

Adjusted net loss from continuing operations	$(4,272)	$(2,214)	$(3,893)	$(12,692)

Adjusted net loss per share	$(0.13)	(0.07)	$(0.12)	(0.40)
Shares used in per share calculation - basic	32,238	31,934	31,935	31,433

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net loss from continuing operations	$(11,458)	$(3,703)	$(16,387)	$(5,246)
Impairment loss on goodwill and other intangible assets	4,684	1,444	14,006	—
Amortization	1,171	1,196	1,227	1,234
Lane’s Gift litigation	1,312	—	—	—
Non cash compensation charges	238	1,022	1,187	1,361
Restructuring charges	(219)	—	22	3,016

Adjusted net income (loss) from continuing operations	$(4,272)	$(41)	$55	$365

Adjusted net income (loss) per share from continuing operations	$(0.13)	$(0.00)	$0.00	$0.01
Shares used in per share calculation - basic	32,238	32,219	31,765	31,526

MIVA, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	December 31,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$29,905	$29,588
Accounts receivable, less allowance for doubtful accounts of $723 and $1,299, respectively	14,421	20,654
Deferred tax assets	751	60
Income tax receivable	—	1,471
Prepaid expenses and other current assets	2,027	1,634

Total current assets	47,104	53,407

PROPERTY AND EQUIPMENT - NET	2,745	15,446
INTANGIBLE ASSETS
Goodwill	14,743	28,566
Vendor Agreements, net	1,318	1,704
Other intangible assets, net	4,038	6,098
OTHER ASSETS	1,109	1,081

Total assets	$71,057	$106,302

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$11,957	$14,829
Accrued expenses	14,844	15,599
Deferred revenue	3,427	3,210
Current portion of long-term debt	—	1,360

Total current liabilities	$30,228	$34,998

Deferred tax liabilities long-term	751	—
Other long-term liabilities	1,237	395

Total liabilities	$32,216	$35,393

STOCKHOLDERS’ EQUITY

Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 33,934 and 32,805, respectively; outstanding 32,204 and 31,512, respectively	34	33
Additional paid-in capital	265,721	259,353
Treasury stock; 1,730 and 1,293 shares at cost, respectively	(6,694)	(4,744)
Accumulated other comprehensive income	6,294	5,548
Deficit	(226,514)	(189,281)

Total stockholders’ equity	38,841	70,909

Total liabilities and stockholders’ equity	$71,057	$106,302